UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2023

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37568	26-4231384

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25B Vreeland Road, Suite 300, Florham Park, NJ 07932
(Address of Principal Executive Offices, and Zip Code)

(800) 208-3343
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00033 per share	PDSB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends and is being filed to correct a Current Report on Form 8-K filed by PDS Biotechnology Corporation (the “Company”) on March 30, 2023 (the “Original Form 8-K”).  The Original Form 8-K inadvertently disclosed a press release the Company issued on March 30, 2023 (the “PR”) under Item 2.02 of Form 8-K instead of Item 8.01 of Form 8-K.  The sole purpose of this Amendment is to amend the Original Form 8-K to disclose the PR under Item 8.01 of Form 8-K instead of Item 2.02 of Form 8-K and to clarify that the PR is being filed under Item 8.01 of Form 8-K.

Item 8.01	Other Events.

On March 30, 2023, PDS Biotechnology Corporation (the “Company”) issued a press release announcing it has completed key tech transfer, scale up and manufacturing activities required to initiate a global, multicenter Phase 3 registrational trial investigating the combination of PDS0101 and KEYTRUDA® (pembrolizumab), Merck’s anti-PD-1 therapy, in the fourth quarter of 2023. The Company is filing a copy of the press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description

99.1	Press Release March 30, 2023.
104	Cover Page Interactive Data File - the cover page interactive date file does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS BIOTECHNOLOGY CORPORATION

Date: April 3, 2023	By:	/s/ Frank Bedu-Addo, Ph.D.
	Name:	Frank Bedu-Addo, Ph.D.
	Title:	President and Chief Executive Officer